Exhibit 10.2

Execution Version

ACIEX THERAPEUTICS, INC.

SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

August 1, 2011

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TABLE OF CONTENTS
(continued)

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ACIEX THERAPEUTICS, INC.

SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

This Series A-2 Preferred Stock Purchase Agreement (this “Agreement”) is made as of the 1st day of August, 2011 by and between Aciex Therapeutics, Inc., a Delaware corporation (the “Company”), and Akorn, Inc., a Louisiana corporation (the “Purchaser”).

WHEREAS, the Company and the Purchaser agree that it is in their best interests that the Company sell, and the Purchaser purchase, shares of A-2 Stock (as defined below); and

WHEREAS, the proceeds from the sale of the shares of A-2 Stock are intended to be used by the Company to fund development of its product pipeline, including the Company's AC-170 program and up to two additional prescription clinical stage programs and related overhead, in each case as determined by the Company's Board of Directors.

NOW, THEREFORE, BE IT RESOLVED, that the parties hereby agree as follows:

1. Purchase and Sale of Series A-2 Preferred Stock.

1.1          Sale and Issuance of Series A-2 Preferred Stock.

Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to the Purchaser at the Closing 2,962,963 shares of Series A-2 Preferred Stock (such shares of Series A-2 Preferred Stock to be issued and sold hereunder are referred to herein as the “A-2 Stock”), at a purchase price of $2.70 per share.

1.2          Closing; Delivery.

(a)           The purchase and sale of the A-2 Stock shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 850 Winter Street, Waltham, MA 02451, at 10:00 a.m. (Boston Time), on August 1, 2011, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(b)           At the Closing, the Company shall deliver to the Purchaser a certificate representing the A-2 Stock being purchased thereby against payment of the purchase price therefor by wire transfer to a bank account designated by the Company.

1.3          Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Amended Investors’ Rights Agreement” means the Amended and Restated Investors’ Rights Agreement among the Company, the Purchaser and the other parties thereto, dated as of the date of the Closing, in the form of Exhibit C attached hereto.

"Amended Right of First Refusal and Co-Sale Agreement" means the Amended and Restated Right of First Refusal and Co-Sale Agreement among the Company, the Purchaser and the other parties thereto, dated as of the date of the Closing, in the form of Exhibit D attached hereto.

"Amended Voting Agreement" means the Amended and Restated Voting Agreement among the Company, the Purchaser and the other parties thereto, dated as of the date of the Closing, in the form of Exhibit E attached hereto.

"Code" means the Internal Revenue Code of 1986, as amended.

"License Agreement" means the AC-160 License Agreement between the Purchaser and the Company, dated as of the date of the Closing, in the form of Exhibit A-1 attached hereto.

"Manufacturing Agreement" means the Commercial Manufacturing Supply Agreement between the Purchaser and the Company, dated as of the date of the Closing, in the form of Exhibit A-2 attached hereto.

"Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operation of the Company, taken together as a whole.

"Securities Act" means the Securities Act of 1933, as amended.

"Transaction Agreements" means this Agreement, the Amended Investors' Rights Agreement, the Amended Right of First Refusal and Co-Sale Agreement and the Amended Voting Agreement.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule delivered separately by the Company to the Purchaser, specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated.

For purposes of these representations and warranties, the phrase "to the Company's knowledge" shall mean the actual knowledge of the following officer: Tom Cavanagh. In addition, for purposes of these representations and warranties, the term "the Company" shall include any subsidiaries of the Company, unless otherwise noted.

2.1          Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as currently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

2.2          Capitalization. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

(a)            13,333,334 shares of Preferred Stock, of which 5,555,556 shares have been designated Series A-1 Preferred Stock, all of which are issued and outstanding immediately prior to the Closing, and of which 7,777,778 shares have been designated Series A-2 Preferred Stock, 4,814,815 of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the "Amended Certificate of Incorporation").

(b)            20,000,000 shares of Common Stock, 4,696,557 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of capital stock of the Company have been duly authorized, are fully paid and nonassessable and were issued in compliance with the Securities Act and all applicable state securities laws.

(c)            The Company has reserved 1,547,459 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2007 Stock Plan, duly adopted by the Board of Directors of the Company (the "Board") and approved by the Company stockholders, as amended to date (the "Stock Plan"). Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, no shares have been issued upon exercise of options granted under the Stock Plan, 539,308 options to purchase shares have been granted and are currently outstanding, and 1,008,151 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

(d)            Except for (i) the conversion privileges of the Preferred Stock; (ii) the rights provided in the Amended Investors Rights' Agreement; (iii) outstanding options issued pursuant to the Stock Plan; and (iv) this Agreement, or as set forth on Schedule 2.2, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. Except as set forth on Schedule 2.2, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions of such agreements or understandings, or the lapse of a Company repurchase right, upon the occurrence of any event. Except as set forth on Schedule 2.2, the Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.

  2.3          Subsidiaries. Except as set forth on Schedule 2.3, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4          Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the A-2 Stock and the Common Stock issuable upon conversion of the A-2 Stock (together, the "Securities") has been taken or will be taken prior to the Closing, and the Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or (iii) to the extent the indemnification provisions contained in the Amended Investors' Rights Agreement may be limited by applicable federal or state securities laws.

2.5          Valid Issuance of Securities. The A-2 Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement and subject to the provisions of Section 2.6 below, the A-2 Stock will be issued in compliance with the Securities Act and all applicable state securities laws. The Common Stock issuable upon conversion of the A-2 Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Amended Certificate of Incorporation, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement, and subject to Section 2.6 below, the Common Stock issuable upon conversion of the A-2 Stock will be issued in compliance with the Securities Act and all applicable federal and state securities laws.

2.6          Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act.

2.7          Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated thereby, or that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or any change in the current equity ownership of the Company. The Company is not a party or is not named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. To the Company's knowledge, none of its officers or directors are a party or are named as subject to the provisions of an order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would affect their duties to the Company. There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business, or any information or techniques allegedly proprietary to any of their fottner employers, or their obligations under any agreements with prior employers.

  2.8          Intellectual Property.

(a)            Schedule 2.8 of the Disclosure Schedule sets forth a complete and accurate list of (i) all registrations and applications for registration of Intellectual Property (as defined in Section 2.8(e)) owned by the Company (the "Company Registrations"), (ii) the product candidates that the Company currently manufactures, markets, sells or licenses and the services that the Company currently provides, and (iii) outstanding options, licenses, or similar agreements of any kind relating to the foregoing and any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity to which the Company is bound or a party to, except for standard end-user, off-the-shelf, object code, internal-use and similar software licenses and support/maintenance agreements. "Company-owned Intellectual Property" means all Intellectual Property owned by the Company, including the Company Registrations and all Intellectual Property contributed by Afferent Therapeutics, LLC pursuant to the Contribution Agreement dated on or about September 26, 2007, between Afferent Therapeutics, LLC and the Company, but does not include any third-party Intellectual Property licensed by the Company. All assignments of Company-owned Intellectual Property to the Company have been properly executed and, to the extent necessary to reflect or perfect ownership, recorded. The Company owns or possesses sufficient legal rights to all Intellectual Property necessary to the conduct of the Company's business as now conducted and as presently contemplated to be conducted, without any known conflict with, or infringement of, the rights of others. The Company is the sole and exclusive owner of all Company-owned Intellectual Property, free and clear of any encumbrance and all joint owners of the Company-owned Intellectual Property are listed in Schedule 2.8 of the Disclosure Schedule. The Company has not agreed to indemnify any person against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Company-owned Intellectual Property or any third party Intellectual Property licensed by the Company. The Company is not a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Company-owned Intellectual Property to any person.

(b)            All Company Registrations which are used in the business of the Company, are subsisting and have not expired or been cancelled or abandoned. To the knowledge of the Company, all Company Registrations are valid and enforceable and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the Company. There are no inventorship challenges, opposition or nullity proceedings or interferences declared, commenced or provoked, or to the knowledge of the Company threatened, with respect to any patents included in the Company Registrations. The Company has complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent and trademark applications filed by or on behalf of the Company and have made no material misrepresentation in such applications. The Company has no knowledge of any information that would preclude the Company from having clear title to the Company Registrations or affecting the patentability or enforceability of any Company Registrations.

(c)            The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property of any other person or entity. To the Company's knowledge, no third party is infringing, violating or misappropriating any of the Intellectual Property of the Company.

(d)            The Company has taken commercially reasonable steps to protect and preserve its rights in any proprietary Intellectual Property used in the business of the Company, and to maintain in confidence all trade secrets and confidential information comprising a part thereof (including executing confidentiality and intellectual property assignment agreements with current executive officers and current employees and contractors that have a material role in the development of the products of the Company and the Intellectual Property of the Company). The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to or outside the scope of their employment by the Company in conduct of the Company's business.

(e)            "Intellectual Property" means, all intellectual property, including without limitation, all (i) patents, inventions, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights and designs, (iii) lists (including customer lists), databases, processes, formulae, methods, schematics, technology, know-how, computer software programs and related documentation and (iv) other tangible or intangible proprietary or confidential information and materials (including, without limitation associated goodwill and remedies against infringements, misappropriations and violations thereof and rights of protection of an interest therein under the laws of all jurisdictions).

2.9          Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Amended Certificate of Incorporation or Bylaws, or of any instrument, judgment, order, governmental permit, writ, or decree, or under any note, indenture, mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound or, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material peiinit, license, authorization or approval applicable to the Company, its prospects, business or operation, or any of its assets or properties.

  2.10       Agreements; Actions.

(a)            Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board, (iii) the purchase of shares of the Company's capital stock and the issuance of options to purchase shares of the Company's Common Stock, in each instance, approved by the Board and (iv) the transactions contemplated by the Transaction Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

(b)            Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of, $100,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company other than (A) the license of the Company's software and products in the ordinary course of business or (B) the license to the Company of generally commercially available "off-the-shelf' third-party products, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

(c)            The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d)            For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated with that person or entity) shall be aggregated for the purposes of meeting the individual minimum dollar amounts of each such subsection.

  2.11        Disclosure. The Company has provided the Purchaser with all the information the Purchaser has requested in writing for deciding whether to purchase the A-2 Stock. To the Company's knowledge, no certificates made or delivered in connection with the Transaction Agreements contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

  2.12        Related-Party Transactions. No employee, officer or director of the Company or holder of more than 10% of the equity securities of the Company on a fully diluted and as-converted-to Common Stock basis (a "Related Party") or member of such Related Party's immediate family, or any corporation, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has an ownership interest (excluding ownership interests of 2% or less in any public company) or otherwise controls, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that Related Parties and members of their immediate families may own stock in (but not exceeding 2% of the outstanding capital stock of) publicly traded companies that may compete with the Company. To the Company's knowledge, no Related Party or member of their immediate families is directly or indirectly interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

  2.13        Rights of Registration and Voting Rights. Except as provided in the Amended Investors' Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company's knowledge, except as contemplated in the Amended Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

  2.14        Title to Property and Assets. Except as set forth on Schedule 2.14, the Company owns its property and assets free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than to the lessors of such property or assets.

  2.15        Financial Statements. The Company has made available to the Purchaser a complete and accurate copy of the unaudited balance sheet (the "Balance Sheet") of the Company at April 30, 2011 (the "Balance Sheet Date") and the related unaudited statements of operations and cash flows (collectively, the "Financial Statements"). The Company has no material liabilities, contingent or otherwise, other than (i) liabilities shown on the Balance Sheet, (ii) liabilities incurred after the Balance Sheet Date in the ordinary course of business that are not individually in excess of $100,000, and (iii) obligations under contracts and commitments incurred in the ordinary course of business which would not be required under generally accepted accounting principles to be reflected on the face of financial statements prepared in accordance with generally accepted accounting principles.

  2.16        Changes. Since the Balance Sheet Date, there has not been:

(a)            any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(b)            any damage, destruction or loss, whether or not covered by insurance, that constitutes a Material Adverse Effect;

(c)            any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)            any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)            any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)            any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)            any sale, assignment or transfer by the Company of any patents, trademarks, copyrights, trade secrets or other intangible assets by the Company;

(h)            any resignation or termination of employment of any officer or key employee of the Company;

(i)             any material change, except in the ordinary course of business, in a contingent obligation of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(j)             any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets;

(k)            any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(l)             any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(m)           to the Company's knowledge, any other event or condition of any character, other than events affecting the economy or the Company's industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n)            any arrangement or commitment by the Company to do any of the things described in this Section 2.16.

  2.17        Company Employee Plans. Except as set forth in Schedule 2.17:

(a)            Schedule 2.17 sets forth all Company Employee Plans (as defined below). The Company has made all required contributions and has complied in all material respects with all applicable laws for any such Company Employee Plan.

(b)            Neither the Company nor any ERISA Affiliate (as defined below) contributes to or has any contingent obligations to any Multiemployer Plan (as defined below). Neither the Company nor any ERISA Affiliate has incurred any liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA (as defined below) or as a result of a sale of assets described in Section 4204 of ERISA.

(c)            Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan (as defined below) which is subject to Title IV of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Company Employee Plan which is a welfare plan (as defined in section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA or similar state laws.

(d)            Each Company Employee Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the Code, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. To the knowledge of the Company, no Company Employee Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. Neither the Company nor, to the knowledge of the Company, any ERISA Affiliate nor any fiduciary of any Company Employee Plan has engaged in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

(e)            The following definitions will apply to this Section 2.17:

i. "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has or may have any liability or obligation;

ii.       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

iii.       "ERISA Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

iv.       "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

v.       "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

  2.18        Tax Returns and Payments. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

  2.19        Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. Set forth in Schedule 2.19 is a list of all insurance policies maintained by the Company. All such policies are in full force and effect and no claim made pursuant to such policies has been disputed. There is no breach or default under any such policies.

  2.20        Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee intends to terminate their employment with the Company, nor does the Company have any present intention to terminate the employment of any officer or key employee. Except as set forth in Schedule 2.20, the employment of each officer and employee of the Company is tetininable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

  2.21       Confidential Information and Invention Assignment Agreements. Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the Purchaser. The Company is not aware that any of its employees or consultants is in violation thereof.

  2.22        Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which would be reasonably expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

  2.23        Corporate Documents. The Amended Certificate of Incorporation and Bylaws of the Company are in the folin made available to the Purchaser. The copy of the minute books of the Company made available to the Purchaser contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

  2.24        83(b) Elections. To the Company's knowledge, all elections and notices under Section 83(b) of the Code have been timely filed by all individuals who have purchased shares of the Company's Common Stock.

  2.25        Real Property Holding Corporation. The Company is not a "United States real property holding corporation" within the meaning of the Code and any applicable regulations promulgated thereunder, and has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns, which are required under Treasury Regulation §1.897-2(h). The Company shall provide prompt notice to the Purchaser following any "determination date" (as defined in Treasury Regulation §1.897-2(c)(1) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by the Purchaser, the Company shall provide the Purchaser, within ten days of such request, with a written statement informing whether such Purchaser's interest in the Company constitutes a United States real property interest. The Company's detelinination shall comply with the requirements of Treasury Regulation §1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section §1.897-2)(2) or any successor regulation, that such statement has been made. The Company's obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market or the fact that there is no preferred stock then outstanding.

  2.26        Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge after reasonable investigation, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or (b) any petroleum products or nuclear materials.

 3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1           Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, (b) as limited by any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Amended Investors' Rights Agreement may be limited by applicable federal or state securities laws.

3.2           Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. If the Purchaser is a corporation, partnership or other entity, such Purchaser has not been formed for the specific purpose of acquiring the A-2 Stock.

3.3           Disclosure of Information. The Purchaser believes it has received all information it considers necessary or appropriate for deciding whether to purchase the A-2 Stock. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the A-2 Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely on such representations and warranties.

3.4           Restricted Securities. The Purchaser understands that the Securities will be characterized as "restricted securities" under the federal securities laws, inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such Securities may not be resold without registration under the Act, except in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale, except as set forth in the Amended Investors' Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

3.5           No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.6           Legends. The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(a)            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

(b)            Any legend set forth in or required by any other section of this Agreement or any of the other Transaction Agreements.

(c)            Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.7           Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8           No Brokers; No General Solicitation. Neither the Purchaser, nor any of its officers, employees, agents, directors, stockholders or partners has engaged the services of a broker or investment banker in connection with the transactions contemplated hereby, nor has the Purchaser or any of the Purchaser's officers, employees, agents, directors, stockholders or partners, agreed to pay any commission, fee or other remuneration to any third party in connection with the transactions contemplated hereby. Purchaser acknowledges that the A-2 Stock was not offered to it by any form of general solicitation or advertising, as described in rule 502(c) of Regulation D under the Securities Act.

 4. Conditions of the Purchaser's Obligations at Closing The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1           Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2          Performance. The Company shall have perfouned and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3           Material Adverse Effect. There shall not have occurred any Material Adverse Effect between the date of this Agreement and the Closing.

 4.4           Compliance Certificate. The President of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2 and 4.3 have been fulfilled.

4.5           Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the A-2 Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

4.6           Board of Directors.As of immediately following the Closing, the Board shall be comprised of six (6) members, to be appointed as set forth in the Amended Voting Agreement.

4.7           Amended Investors' Rights Agreement. The Company, the Purchaser and the parties required to amend and restate the Investors' Rights Agreement dated as of September 26, 2007, as amended, among the Company and the other parties thereto shall have executed and delivered the Amended Investors' Rights Agreement.

4.8           Amended Right of First Refusal and Co-Sale Agreement. The Company, the Purchaser and the parties required to amend and restate the Right of First Refusal and Co-Sale Agreement dated as of September 26, 2007, as amended, among the Company and the other parties thereto shall have executed and delivered the Amended Right of First Refusal and Co-Sale Agreement.

4.9           Amended Voting Agreement. The Company, the Purchaser and the parties required to amend and restate the Voting Agreement dated as of September 26, 2007, as amended, among the Company and the other parties thereto shall have executed and delivered the Amended Voting Agreement.

4.10          Secretary's Certificate. The Secretary of the Company shall deliver to the Purchaser at the Closing a certificate certifying as to (i) the Amended Certificate of Incorporation, (ii) the Bylaws of the Company and (iii) resolutions of the Board approving this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby.

4.11          Reserved Employee Shares. The Company shall have reserved 1,547,459 shares of Company Common Stock to be issued from time-to-time to employees and independent contractors of the Company pursuant to the Stock Plan.

4.12          Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.13          License Agreement. The Company shall have entered into the License Agreement with the Purchaser.

4.14          Manufacturing Agreement. The Company shall have entered into the Manufacturing Agreement with the Purchaser.

5. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1           Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2           Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

5.3           Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the A-2 Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4           License Agreement. The Purchaser shall have entered into the License Agreement with the Company.

5.5           Manufacturing Agreement. The Purchaser shall have entered into the Manufacturing Agreement with the Company.

6. Miscellaneous.

6.1          Use of Proceeds Covenant.

The Company shall use proceeds from the sale of the shares of A-2 Stock to fund development of its product pipeline, including the Company's AC-170 program and additional prescription programs and related overhead, related product development clinical stage programs, working capital and for general corporate purposes, in each case as determined by the Company's Board of Directors.

6.2           Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

6.3           Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Except as set forth below, no party to this Agreement may assign its rights or obligations hereunder, provided that nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Purchaser may assign its rights or obligations pursuant to this Agreement to a transferee as peiinitted pursuant to the Amended Right of First Refusal and Co-Sale Agreement. The Company may not assign its rights or obligations pursuant to this Agreement without the prior written consent of the Purchaser.

6.4           Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

6.5           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

6.6           Titles and Subtitles The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7           Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt), or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page, or as subsequently modified by written notice, and if to the Company, with a copy to WilmerHale, 850 Winter Street, Waltham, MA 02451, Attention: Steven D. Singer, Esq.

6.8           Finder's Fee. Except as set forth on the Disclosure Schedule with respect to the obligations of the Company, each party represents that it neither is nor will be obligated for any finder's fee or similar commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee or similar commission arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's fee or similar commission arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.9            Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reimbursement of its reasonable attorney's fees, costs and necessary disbursements incurred in connection with such action in addition to any other relief to which such party may be entitled.

6.10          Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Purchaser and each transferee of the A-2 Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.11          Severability,. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as though such provision were so excluded and shall be enforceable in accordance with its terms.

6.12          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13          Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled, including, without limitation, that certain Nonbinding Memorandum of Understanding dated as of May 19, 2011, and the related Summary of Terms of Series A Preferred Stock.

6.14          Confidentiality. The Purchaser hereto agrees that, except with the prior written pelinission of the Company, it shall at all times hold in confidence and trust and not use or disclose any confidential information of the Company provided to or learned by the Purchaser in connection with the Purchaser's rights under the Transaction Agreements. Notwithstanding the foregoing, the Purchaser may disclose any confidential information of the Company provided to or learned by the Purchaser in connection with such rights to the minimum extent necessary (i) to evaluate or monitor the Purchaser's investment in the Company; (ii) as required by any court or other governmental body, provided that the Purchaser provides the Company with prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise to prevent or restrict such disclosure; (iii) to legal counsel of the Purchaser; (iv) in connection with the enforcement of this Agreement or rights under this Agreement; or (v) to comply with applicable law (including, without limitation, disclosure of information related to this Agreement to the extent the Purchaser is required to disclose to the U.S. Securities and Exchange Commission), provided that the Purchaser provides written notice of such required disclosure and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure. The provisions of this Section 6.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

6.15          Mediation; Dispute Resolution. The parties to this Agreement shall attempt in good faith to settle any dispute, controversy or claim arising out of or relating to this Agreement or the other Transaction Agreements, or any breach thereof, including any claim that this Agreement or the other Transaction Agreements, or any part hereof or thereof, is invalid, illegal or otherwise voidable or void ("Dispute"), before the commencement of arbitration proceedings, by mediation in Boston, Massachusetts, in accordance with the International Institute for Conflict Prevention & Resolution ("CPR Institute") Mediation Procedure then currently in effect. Unless the parties agree otherwise, the mediator will be selected from the CPR Panels of Distinguished Neutrals or the JAMS Panel of Mediators. If the Dispute is not resolved within sixty (60) days of the written request for mediation, there are no further obligations to mediate.

(b)            Any Dispute that remains unresolved sixty (60) days after a written request for mediation made by a party to this Agreement pursuant to the CPR Institute Mediation Procedure shall be submitted, at the request of any party, to binding arbitration in accordance with the rules of the American Arbitration Association ("AAA") then currently in effect by a sole arbitrator to be appointed jointly by the parties. In the event the parties to this Agreement cannot agree to a sole arbitrator within thirty (30) days after commencement of the arbitration, the arbitrator shall be selected by the A. The arbitrator must render his/her award by the application of the substantive laws of Delaware without giving effect to principles of conflicts of laws and is not free to act as amiable compsiteur or ex aequo et bono. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The place of arbitration shall be Boston, Massachusetts.

6.16          Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATED TO THIS AGREEMENT.

[Signature Page Follows]

The parties have executed this Series A-2 Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

ACIEX THERAPEUTICS, INC.

By: /s/ Tom Cavanagh
Name: Tom Cavanagh
Title: President

Address: 82 Flanders Road, Suite 102,
Westborough, MA 01581

PURCHASER:

AKORN, INC.

By: /s/ Raj Rai
Name: Raj Rai
Title: CEO

Address: 1925 West Field Court,
Lake Forest, IL 60045

S-1

Signature Page to Series A-2 Preferred Stock Purchase Agreement

EXHIBITS

Exhibit A-1 -	Form of License Agreement

Exhibit A-2 -	Form of Manufacturing Agreement

Exhibit B -	Form of Amended Certificate of Incorporation

Exhibit C -	Form of Amended Investors’ Rights Agreement

Exhibit D -	Form of Amended Right of First Refusal and Co-Sale Agreement

Exhibit E -	Form of Amended Voting Agreement

EXHIBIT A-1

FORM OF
LICENSE AGREEMENT

EXHIBIT A-2

FORM OF
MANUFACTURING AGREEMENT

EXHIBIT B

FORM OF
AMENDED CERTIFICATE OF INCORPORATION

EXHIBIT C

FORM OF AMENDED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT D

FORM OF AMENDED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

EXHIBIT E

FORM OF AMENDED VOTING AGREEMENT